United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                           Current Report Pursuant to
           Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 October 3, 2007
                                (Date of Report)


                            ULTRALIFE BATTERIES, INC.
             (Exact name of registrant as specified in its charter)



        Delaware                   000-20852                16-1387013
(State of incorporation)   (Commission File Number)       (IRS Employer
                                                        Identification No.)

    2000 Technology Parkway, Newark, New York                    14513
  (Address of principal executive offices)                    (Zip Code)

                                 (315) 332-7100
              (Registrant's telephone number, including area code)

--------------------------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

================================================================================

Item 1.01         Entry into a Material Definitive Agreement

         On October 3, 2007, Ultralife Batteries, Inc. (the "Registrant") and its wholly-owned subsidiary, McDowell Research Co., Inc., a Delaware corporation formerly named MR Acquisition Corporation, entered into a settlement agreement (the "Settlement Agreement") with MRC Chargers, Ltd., a Texas limited partnership, formerly named McDowell Research, Ltd., Thomas Hauke, Earl Martin, Sr., James Evans, Frank Alexander, Gloria Martin, and Lillian Hauke (the "McDowell Parties"). The Settlement Agreement resolves various disputes, issues and claims arising out of the Asset Purchase Agreement, dated May 1, 2006, among the Registrant, its wholly-owned subsidiary, MR Acquisition Corporation, McDowell Research, Ltd., Thomas Hauke, Earl Martin, Sr., James Evans and Frank Alexander (the "Asset Purchase Agreement") pursuant to which the Registrant acquired substantially all of the assets of McDowell Research, Ltd.

         The material terms of the Settlement Agreement are as follows:

o The parties to the Settlement Agreement agreed to reduce the stated purchase price, as defined in the Asset Purchase Agreement, from $25 million to $19 million. This adjustment was made by reducing from $20 million to $14 million the aggregate principal amount of the subordinated convertible promissory notes outstanding immediately prior to the execution of the Settlement Agreement, which notes were derived from the original subordinated convertible promissory note issued by the Registrant pursuant to the Asset Purchase Agreement.

o The parties further agreed that the $1.5 million paid by the Registrant in the first quarter of 2007 against a purchase price adjustment of $3.4 million would fully satisfy Registrant's obligations with respect to the purchase price adjustment.

o The subordinated convertible promissory notes were further amended to increase the interest rate on the unpaid principal amount from four percent (4%) to five percent (5%) per annum and to obligate the Registrant to make a prepayment of $3.5 million on the principal amount of those notes on or before November 18, 2007.

o The Settlement Agreement, including the purchase price reduction, related interest rate increase and claim settlement, is subject to termination retroactively if the Registrant fails to make the $3.5 million prepayment on or before November 18, 2007.

The Settlement Agreement and the form of Amended and Restated Convertible Promissory Notes are being filed as exhibits to this current report and reference is made to those documents for a more complete description of their terms and conditions. A copy of the press release issued by the Registrant in connection with this matter is attached as Exhibit 99.1 to this current report.

Item 9.01         Financial Statements and Exhibits

       (d)        Exhibits
                  --------

                    10.1 Settlement Agreement dated October 3, 2007, among MRC
                         Chargers, Ltd., Frank Alexander, James Evans, Thomas Hauke, Earl Martin, Sr., Gloria Martin, Lillian Hauke, Ultralife Batteries, Inc. and McDowell Research Co., Inc.

                    10.2(a) Form of Amended and Restated Subordinated
                         Convertible Promissory Note for Frank Alexander and James Evans

                    10.2(b) Form of Amended and Restated Subordinated
                         Convertible Promissory Note for Thomas Hauke, Lillian Hauke, Earl Martin, Sr. and Gloria Martin

                    99.1 Press Release dated October 5, 2007, announcing the
                         Settlement Agreement

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ULTRALIFE BATTERIES, INC.
Date:  October 5, 2007


                                  /s/ Peter F. Comerford
                                  ----------------------------------------------
                                  Peter F. Comerford
                                  Vice President - Administration &
                                  General Counsel